Exhibit 99.1

551 Fifth Avenue Suite 300 New York, NY 10176
PRESS RELEASE
Contact:

Investors & Analysts:	David Farwell	Media:	Tony Mitchell
	(212) 297-9792		(212) 297-9828
	dfarwell@abm.com		tony.mitchell@abm.com
ABM INDUSTRIES ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2009
FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND
Company Reports Increase in Income from Continuing Operations and Record Net Cash Flow from
Operations
Improved Outlook for Fiscal Year 2010
Company Increases Quarterly Dividend

	Quarter Ended			Year Ended
(in millions,	October 31,		Incr	October 31,		Incr
except per share data)	2009	2008	(Decr)	2009	2008	(Decr)

Revenues	$868.0	$905.8	(4.2)%	$3,481.8	$3,623.6	(3.9)%
Net cash provided by operating activities	$64.4	$31.5	104.6%	$140.9	$68.3	106.2%

Net Income	$15.0	$11.6	29.7%	$54.3	$45.4	19.5%
Net income per diluted share	$0.29	$0.21	38.1%	$1.05	$0.88	19.3%

Income from continuing operations	$15.3	$14.8	3.2%	55.5	52.7	5.2%
Income from continuing operations per diluted share	$0.29	$0.28	3.6%	$1.07	$1.03	3.9%

Adjusted income from continuing operations	$20.8	$18.9	10.0%	$68.8	$56.4	22.0%
Adjusted income from continuing operations per diluted share	$0.39	$0.36	8.3%	$1.33	$1.10	20.9%
(See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
NEW YORK, NY — December 16, 2009 — ABM Industries Incorporated (NYSE:ABM) today reported revenues for the fourth quarter of fiscal year 2009 of $868.0 million compared to fourth quarter of fiscal year 2008 revenues of $905.8 million. Net income for the fourth quarter of fiscal year 2009 was $15.0 million, a 29.7% increase from $11.6 million in the fourth quarter of fiscal year 2008. Net income per diluted share for the fourth quarter of fiscal year 2009 increased 38.1% to $0.29 compared to fourth quarter of fiscal year 2008 net income per diluted share of $0.21.

Income from continuing operations for the fourth quarter of fiscal year 2009 was $15.3 million ($0.29 per diluted share) compared to $14.8 million ($0.28 per diluted share) in the year-ago quarter. Adjusted income from continuing operations (which excludes items impacting comparability) increased to $20.8 million, or $0.39 per diluted share, for the fourth quarter of fiscal year 2009. This compares to adjusted income from continuing operations of $18.9 million, or $0.36 per diluted share, in the fourth quarter of fiscal year 2008. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
“Despite a challenging business environment, operating profit from our four divisions improved year-over-year for the quarter by $1.9 million, driven by continued cost controls and an aggressive focus on operating margins,” said Henrik Slipsager, president and chief executive officer of ABM Industries Incorporated.
The Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability) for the fourth quarter of fiscal year 2009 was $41.3 million compared to $42.0 million in the fourth quarter of fiscal year 2008. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
Slipsager continued: “The Company delivered outstanding results for the quarter and the full year, particularly in light of what was an exceptionally challenging economy through the course of the 2009 fiscal year. Revenues for the fourth quarter were essentially flat compared sequentially to the third quarter, reversing earlier declines and showing signs of a stabilizing economy. Our consistent focus on job profitability and expense management clearly contributed to our successful performance. Adjusted income from continuing operations increased 22% for the fiscal year. These solid financial results, combined with the revenue trends we are seeing, strongly position the Company for a rebound in the U.S. economy and an improved outlook for fiscal year 2010.”
Slipsager concluded: “We also finished the fiscal year with record net cash from operations of more than $140 million. Our cash flow enabled the Company to reduce the debt on our line of credit by more than $57 million and pay out nearly $27 million in dividends.” (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
The Company reported revenues for the fiscal year that ended October 31, 2009 of $3.5 billion compared to fiscal year 2008 revenues of $3.6 billion. Net income for fiscal year 2009 was $54.3 million, an increase of 19.5% compared to $45.4 million for fiscal year 2008. Net income per diluted share for fiscal year 2009 increased 19.3% to $1.05 compared to $0.88 per diluted share in fiscal year 2008. Income from continuing operations for fiscal year 2009 increased to $55.5 million ($1.07 per diluted share) compared to $52.7 million ($1.03 per diluted share) for fiscal year 2008. Adjusted income from continuing operations for fiscal year 2009 was $68.8 million, or $1.33 per diluted share, compared to $56.4 million, or $1.10 per diluted share, for fiscal year 2008. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
The Company also announced that the Board of Directors has declared a first quarter cash dividend of $0.135 per common share, which is nearly a 4% increase, payable on February 1, 2010 to stockholders of record on January 7, 2010. This will be ABM’s 175th consecutive quarterly cash dividend.

Guidance
The Company estimates that full fiscal year 2010 income from continuing operations per diluted share will be in the range of $1.25 to $1.35 and adjusted income from continuing operations per diluted share, for the same period, will be in the range of $1.35 to $1.45. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
Conference Call
On Thursday, December 17, 2009 at 9:00 a.m. (EST), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik C. Slipsager and Executive Vice President and Chief Financial Officer James S. Lusk. The webcast will be accessible at: [http://investor.abm.com/eventdetail.cfm?eventid=75460]
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required.
Following the call, the webcast will be available at this URL for a period of 90 days.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 888-715-1387 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 888-203-1112 and then entering ID #6020747.
Conference Call Presentation
In connection with the conference call to discuss earnings (see above), a slide presentation related to earnings and operations will be available at the Company’s website at www.abm.com, and can be accessed through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.
About ABM Industries Incorporated
ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is the leading provider of facility services in the United States. With fiscal 2009 revenues of approximately $3.5 billion and approximately 91,000 employees, ABM provides janitorial, facility, engineering, parking and security services for thousands of commercial, industrial, institutional and retail facilities across the United States, Puerto Rico and British Columbia, Canada. ABM’s business services include ABM Janitorial Services, ABM Facility Services, ABM Engineering Services, Ampco System Parking and ABM Security Services.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. In addition, the financial results reported in this release continue to be subject to adjustment until filing of the Company’s Annual Report on Form 10-K for the year ended October 31, 2009. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. Factors that could cause actual results to differ include but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) intense competition can constrain our ability to gain business, as well as our profitability; (3) we are subject to volatility associated with high deductibles for certain insurable risks; (4) an increase in costs that we cannot pass on to clients could affect our profitability; (5) we provide our services pursuant to agreements which are cancelable by either party upon 30 to 60 days’ notice; (6) our success depends on our ability to preserve our long-term relationships with clients; (7) our transition to a shared services function could create disruption in functions affected; (8) we incur significant accounting and other control costs that reduce profitability; (9) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (10) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (11) the financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; (12) our ability to operate and pay our debt obligations depends upon our access to cash; (13) because ABM conducts business operations through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; (14) certain future declines or fluctuations in the fair value of our investments in auction rate securities that are deemed other-than-temporarily impaired could negatively impact our earnings; (15) uncertainty in the credit markets and the financial services industry may impact our ability to collect receivables on a timely basis and may negatively impact our cash flow; (16) any future increase in the level of debt or in interest rates can affect our results of operations; (17) an impairment charge could have a material adverse effect on our financial condition and results of operations; (18) we are defendants in several class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; (19) since we are an attractive employer for recent émigrés to this country and many of our jobs are filled by such, changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations and financial results and our reputation; (20) labor disputes could lead to loss of revenues or expense variations; and (21) we participate in multi-employer defined benefit plans which could result in substantial liabilities being incurred. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2008 and in other reports we file from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations for the fourth quarter and fiscal years 2009 and 2008 and guidance for fiscal year 2010, as adjusted for items impacting comparability. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the fourth quarter and fiscal years 2009 and 2008. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
###

Financial Schedules
(In thousands, except per share data)
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	October 31,	October 31,
	2009	2008(a)

Assets
Cash and cash equivalents	$34,153	$26,741
Trade accounts receivable, net	445,241	473,263
Prepaid income taxes	13,473	7,097
Current assets of discontinued operations	10,787	34,508
Prepaid expenses	38,781	45,030
Notes receivable and other	21,374	11,981
Deferred income taxes, net	52,171	57,463
Insurance recoverables	5,017	5,017

Total current assets	620,997	661,100
Non-current assets of discontinued operations	4,567	11,205
Insurance deposits	42,500	42,506
Other investments and long-term receivables	6,240	4,470
Deferred income taxes, net	63,444	88,704
Insurance recoverables	67,100	66,600
Other assets	32,446	23,310
Investments in auction rate securities	19,531	19,031
Property, plant and equipment, net	56,892	61,067
Other intangible assets, net	60,199	62,179
Goodwill	547,237	535,772

Total assets	$1,521,153	$1,575,944

Liabilities
Trade accounts payable	$84,701	$104,930
Accrued liabilities
Compensation	93,095	88,951
Taxes — other than income	17,539	20,270
Insurance claims	78,144	84,272
Other	66,279	76,590
Income taxes payable	1,871	2,025
Current liabilities of discontinued operations	1,065	10,082

Total current liabilities	342,694	387,120
Income taxes payable	17,763	15,793
Line of credit	172,500	230,000
Retirement plans and other	32,963	37,095
Insurance claims	268,183	261,885

Total liabilities	834,103	931,893

Stockholders’ Equity	687,050	644,051

Total liabilities and stockholders’ equity	$1,521,153	$1,575,944

(a)
Amounts shown as of October 31, 2008 reflect an immaterial correction of certain net book credit cash balances which increased cash and cash equivalents and trade accounts payable by $26.0 million and $34.9 million, respectively, and reduced other accrued liabilities by $8.9 million.

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Quarter Ended October 31,
	2009	2008(a)
Net cash provided by continuing operating activities	68,619	31,325
Net cash (used in) provided by discontinued operating activities	(4,213)	149

Net cash provided by operating activities	$64,406	$31,474

Net cash used in continuing investing activities	(5,174)	(8,172)
Net cash provided by discontinued investing activities	—	33,466

Net cash (used in) provided by investing activities	$(5,174)	$25,294

Proceeds from exercises of stock options (including income benefit)	3,125	1,635
Dividends paid	(6,720)	(6,370)
Deferred financing costs paid	—	(1,616)
Borrowings from line of credit	111,000	152,000
Repayment of borrowings from line of credit	(134,500)	(207,000)
Book overdraft payable	(21,557)	6,730

Net cash used in financing activities	$(48,652)	$(54,621)

	Year Ended October 31,
	2009	2008(a)
Net cash provided by continuing operating activities	121,255	62,275
Net cash provided by discontinued operating activities	19,616	6,032

Net cash provided by operating activities	$140,871	$68,307

Net cash used in continuing investing activities	(37,467)	(455,162)
Net cash provided by discontinued investing activities	—	33,640

Net cash used in investing activities	$(37,467)	$(421,522)

Proceeds from exercises of stock options (including income benefit)	6,331	14,620
Dividends paid	(26,727)	(25,271)
Deferred financing costs paid	—	(1,616)
Borrowings from line of credit	636,000	810,500
Repayment of borrowings from line of credit	(693,500)	(580,500)
Net increase in book cash overdraft	(18,096)	14,506

Net cash (used in) provided by financing activities	$(95,992)	$232,239

(a)
Amounts shown for the quarter and year ended October 31, 2008 reflect an immaterial correction of certain net book credit cash balances; resulting in an increase in net cash (used in) provided by financing activities for the quarter and year ended October 31, 2008 in the amounts of $6.7 million and $14.5 million, respectively.

CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Quarter Ended October 31,		Increase
	2009	2008	(Decrease)

Revenues	$868,005	$905,782	(4.2)%
Expenses
Operating	778,834	795,706	(2.1)%
Selling, general and administrative	63,245	79,955	(20.9)%
Amortization of intangible assets	2,929	4,292	(31.8)%

Total expenses	845,008	879,953	(4.0)%

Operating profit	22,997	25,829	(11.0)%
Interest expense	1,428	3,265	(56.3)%

Income from continuing operations before income taxes	21,569	22,564	(4.4)%
Provision for income taxes	6,283	7,746	(18.9)%

Income from continuing operations	15,286	14,818	3.2%
Loss from discontinued operations	(263)	(3,232)	NM *

Net Income	$15,023	$11,586	29.7%

Net Income Per Common Share — Basic
Income from continuing operations	$0.30	$0.29	3.4%
Loss from discontinued operations	(0.01)	(0.06)	NM *

	$0.29	$0.23	26.1%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.29	$0.28	3.6%
Loss from discontinued operations	—	(0.07)	NM *

	$0.29	$0.21	38.1%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	51,609	50,914
Diluted	52,419	51,711

Dividends Declared Per Common Share	$0.130	$0.125

CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Year Ended October 31,		Increase
	2009	2008	(Decrease)

Revenues	$3,481,823	$3,623,590	(3.9)%
Expenses
Operating	3,114,699	3,224,696	(3.4)%
Selling, general and administrative	263,633	287,650	(8.3)%
Amortization of intangible assets	11,384	11,735	(3.0)%

Total expenses	3,389,716	3,524,081	(3.8)%

Operating profit	92,107	99,509	(7.4)%
Other-than-temporary impairment losses on auction rate securities:
Gross impairment losses	3,695	—	NM *
Impairments recognized in other comprehensive income	(2,129)	—	NM *
Interest expense	5,881	15,193	(61.3)%

Income from continuing operations before income taxes	84,660	84,316	0.4%
Provision for income taxes	29,170	31,585	(7.6)%

Income from continuing operations	55,490	52,731	5.2%
Loss from discontinued operations	(1,197)	(7,297)	NM *

Net Income	$54,293	$45,434	19.5%

Net Income Per Common Share — Basic
Income from continuing operations	$1.08	$1.04	3.8%
Loss from discontinued operations	(0.02)	(0.14)	NM *

	$1.06	$0.90	17.8%

Net Income Per Common Share — Diluted
Income from continuing operations	$1.07	$1.03	3.9%
Loss from discontinued operations	(0.02)	(0.15)	NM *

	$1.05	$0.88	19.3%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	51,373	50,519
Diluted	51,845	51,386

Dividends Declared Per Common Share	$0.52	$0.50

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Quarter Ended October 31,		Increase
	2009	2008	(Decrease)
Revenues
Janitorial	$589,146	$622,174	(5.3)%
Parking	113,740	119,003	(4.4)%
Security	82,123	84,952	(3.3)%
Engineering	82,502	79,070	4.3%
Corporate	494	583	(15.3)%

	$868,005	$905,782	(4.2)%

Operating Profit
Janitorial	$37,610	$36,074	4.3%
Parking	6,316	5,721	10.4%
Security	2,279	2,790	(18.3)%
Engineering	6,097	5,794	5.2%
Corporate	(29,305)	(24,550)	19.4%

Operating profit	22,997	25,829	(11.0)%
Interest expense	1,428	3,265	(56.3)%

Income from continuing operations before income taxes	$21,569	$22,564	(4.4)%

	Year Ended October 31,		Increase
	2009	2008	(Decrease)
Revenues
Janitorial	$2,382,025	$2,492,270	(4.4)%
Parking	457,477	475,349	(3.8)%
Security	334,610	333,525	0.3%
Engineering	305,694	319,847	(4.4)%
Corporate	2,017	2,599	(22.4)%

	$3,481,823	$3,623,590	(3.9)%

Operating Profit
Janitorial	$139,858	$118,538	18.0%
Parking	20,285	19,438	4.4%
Security	8,221	7,723	6.4%
Engineering	19,658	19,129	2.8%
Corporate	(95,915)	(65,319)	46.8%

Operating profit	92,107	99,509	(7.4)%
Other-than-temporary impairment losses on auction rate securities:
Gross impairment losses	3,695	—	NM *
Impairments recognized in other comprehensive income	(2,129)	—	NM *
Interest expense	5,881	15,193	(61.3)%

Income from continuing operations before income taxes	$84,660	$84,316	0.4%

*	Not Meaningful

ABM Industries Incorporated
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(in thousands, except per share data)

	Quarter Ended October 31,		Year Ended October 31,
	2009	2008	2009	2008

Reconciliation of Adjusted Income from Continuing Operations to Net Income

Adjusted Income from Continuing Operations	$20,759	$18,874	$68,818	$56,401
Items Impacting Comparability, net of taxes	(5,473)	(4,056)	(13,328)	(3,670)

Income from Continuing Operations	15,286	14,818	55,490	52,731

Loss from Discontinued Operations	(263)	(3,232)	(1,197)	(7,297)

Net Income	$15,023	$11,586	$54,293	$45,434

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted Income from Continuing Operations	$20,759	$18,874	$68,818	$56,401

Items Impacting Comparability:

Corporate Initiatives (a)	(3,371)	(7,623)	(20,666)	(22,122)
Third-Party Administrator Legal Settlement	—	—	9,601	—
Insurance Adjustments	(5,900)	7,700	(9,435)	22,500
IT Deferred Expense Charge	—	(6,250)	—	(6,250)
Credit Loss on Auction Rate Security	—	—	(1,566)	—

Total Items Impacting Comparability	(9,271)	(6,173)	(22,066)	(5,872)
Income Taxes Expense	(3,798)	(2,117)	(8,738)	(2,202)

Items Impacting Comparability, net of taxes	(5,473)	(4,056)	(13,328)	(3,670)

Income from Continuing Operations	$15,286	$14,818	$55,490	$52,731

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$41,272	$41,977	$145,482	$133,456

Items Impacting Comparability	(9,271)	(6,173)	(22,066)	(5,872)
Discontinued Operations	(263)	(3,232)	(1,197)	(7,297)
Income Tax	(6,283)	(7,746)	(29,170)	(31,585)
Interest Expense	(1,428)	(3,265)	(5,881)	(15,193)
Depreciation and Amortization	(9,004)	(9,975)	(32,875)	(28,075)

Net Income	$15,023	$11,586	$54,293	$45,434

(Continued)

	Quarter Ended October 31,		Year Ended October 31,
	2009	2008	2009	2008

Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share

Adjusted Income from Continuing Operations per Diluted Share	$0.39	$0.36	$1.33	$1.10

Items Impacting Comparability, net of taxes	(0.10)	(0.08)	(0.26)	(0.07)

Income from Continuing Operations per Diluted Share	$0.29	$0.28	$1.07	$1.03

Diluted Shares	52,419	51,711	51,845	51,386

(a)
Corporate initiatives include: (i) costs associated with the implementation of a new payroll and human resources information system, (ii) the upgrade of the Company’s accounting system, (iii) the completion of the corporate move from San Francisco, and (iv) the integration costs associated with OneSource.

ABM Industries Incorporated
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to
Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2010

	Year Ending October 31, 2010
	Low Estimate	High Estimate
	(per diluted share)

Adjusted Income from Continuing Operations per Diluted Share	$1.35	$1.45

Adjustments to Income from Continuing Operations (a)	(0.10)	(0.10)

Income from Continuing Operations per Diluted Share	$1.25	$1.35

(a)	The adjustment to income from continuing operations includes additional costs associated with the implementation of new information technology systems and other unique one time items.